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                                                                    Exhibit 4.1
                                           Standard & Poor's
                                           A Division of the McGraw-Hill
                                           Companies

Capital Market Services                 Frank A. Ciccotto, Jr.
55 Water Street, 45th Floor             Senior Vice President &
New York, New York 10041                General Manager
Tel. 212 438 4417
Fax 212 438 7747
frank ciccotto@standardandpoors.com

                                                                  March 7, 2001

Salomon Smith Barney Inc.
7 World Trade Center
New York, N.Y. 10048

The Chase Manhattan Bank
4 New York Plaza
New York, N.Y. 10004

Re: Tax-Exempt Securities Trust
National Trust 258
California Trust 181
Florida Trust 100

Gentlemen:

  We have examined Registration Statement File Nos. 333-55776, 333-49904 and 333-55778 for the above-mentioned trusts. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trusts. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

  In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolios are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          /s/ Frank A. Ciccotto
                                          -------------------------
                                          Frank A. Ciccotto
                                          Vice President